UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As Commerce Energy Group, Inc. (the “Company”) has previously disclosed in its filings with the Securities and Exchange Commission (“SEC”): (i) the Company entered into a Note and Warrant Purchase Agreement dated as of August 21, 2008 (as amended, the “Purchase Agreement”) with AP Finance, LLC, a Delaware limited liability company (“AP Finance”), whereby AP Finance agreed to purchase one or more secured promissory notes from the Company and Commerce Energy, Inc., a California corporation and wholly owned subsidiary of the Company (“Commerce”); (ii) pursuant to the terms and conditions of the Purchase Agreement, on August 21, 2008 and August 22, 2008, the Company and Commerce issued to AP Finance two Senior Secured Convertible Promissory Notes in the principal amounts of $20,931,579 and $2,225,410.98, respectively (the “Notes”); (iii) pursuant to the terms of the Security Agreement dated August 21, 2008 among the Company, Commerce and AP Finance (the “Security Agreement”), the Company’s and Commerce’s obligations under the Purchase Agreement and the Notes are secured by substantially all of the assets of the Company and Commerce, including, but not limited to, all of the Company’s shares of stock in Commerce; (iv) AP Finance’s security interest in substantially all of the assets of the Company and Commerce is subordinated to the senior security interest the Company and Commerce granted in favor of Wachovia Capital Finance Corporation (Western) (“Wachovia”) pursuant to the Loan and Security Agreement dated as of June 8, 2006 among the Company, Commerce and Wachovia (as amended, the “Credit Facility”); (v) on October 27, 2008, the Company and Commerce issued to AP Finance a Discretionary Line of Credit Demand Note (the “Demand Note”) in the principal amount of $6.0 million pursuant to the Purchase Agreement; and (vi) the Notes, the Credit Facility and the Demand Note all mature on December 22, 2008 (if, in the case of the Demand Note, not demanded sooner).

On December 11, 2008, AP Finance and Commerce Gas and Electric Corp., a Delaware corporation and wholly owned subsidiary of Universal Energy Group Ltd. (“CG&E”), notified the Company in writing that: (i) AP Finance had sold its interest in the Notes to CG&E; (ii) Wachovia had assigned all of its and the other lenders’ interests under the Credit Facility to AP Finance and CG&E; and (iii) AP Finance and CG&E made a demand under the Demand Note and notified us that a default exists under the Purchase Agreement and the Security Agreement, for which as a result an event of default exists under the Purchase Agreement, the Notes, the Demand Note and the Credit Facility, making all of the Company’s and Commerce’s obligations under the Purchase Agreement, the Notes, the Demand Note, the Security Agreement and the Credit Facility (the “Secured Debt”) immediately due and payable.

On December 11, 2008, AP Finance and CG&E proposed, under Section 9-620 of the Uniform Commercial Code (the “UCC”) as in effect in the State of New York, to accept all shares of common stock in Commerce and certain other securities held by the Company in satisfaction of the Company’s liabilities and obligations with respect to the Secured Debt pursuant to the terms and conditions of the Acceptance Agreement, as defined below (the “Consensual Foreclosure”).

The Company had the right not to consent to, and thereby delay, the Consensual Foreclosure.  The Company recognized, however, that this delay would likely not prevent a foreclosure.  To induce the Company to accept the Consensual Foreclosure, AP Finance and CG&E agreed to allow Commerce to pay a dividend to the Company in the aggregate amount of $3.1 million and to confirm it would satisfy certain liabilities.  The Company’s board of directors determined that, as a result of the proposed Consensual Foreclosure and the dividend to be paid to the Company by Commerce, the Company would be able to assure that trade creditors would be paid by Commerce in the ordinary course of business and the Company would be able to make a cash distribution to its shareholders in the aggregate amount of $2,614,780, after providing for all known or reasonably foreseeable obligations of the Company.  This distribution was comprised of a dividend on shares of the Company’s common stock in the amount of $0.084 per share and a redemption of all of the outstanding rights under the Company’s Shareholders Rights Agreement dated July 1, 2004 at a price of $0.001 per right.  The record date for the dividend was set at December 11, 2008.

After careful consideration, the Company’s board of directors determined that the Consensual Foreclosure is fair and in the best interests of the Company and its shareholders.  In reaching its determination, the Company’s board of directors considered, among other factors: (i) the Company’s inability, in light of the global credit crisis and the losses that the Company has faced during the fiscal year ended July 31, 2008, to secure replacement financing to repay or refinance the Secured Debt in a manner that the Company and its business could sustain or to enter into another strategic transaction that would have allowed the Company and Commerce to continue operations; (iii) the inability of the Company to obtain debtor-in-possession financing necessary for a bankruptcy and the likelihood that such a bankruptcy would not result in value for the stockholders; (iv) the likelihood that an involuntary foreclosure or a voluntary or involuntary liquidation would not result in money being returned to the Company’s shareholders; (vi)  the ability of the Company to make a distribution to its stockholders of $2,614,780 as a result of the Consensual Foreclosure; (vii) the ability of Commerce to continue in business as a subsidiary of CG&E, which would benefit its suppliers, customers and employees; and (viii) the board of directors’ receipt of an opinion of The Mentor Group, financial advisor to the Company, that the Consensual Foreclosure is fair, from a financial point of view, to the Company and its shareholders.  Therefore, on December 11, 2008, the Company consented to the Consensual Foreclosure pursuant to the terns and conditions of an acceptance agreement dated as of December 11, 2008 among the Company, AP Finance and CG&E (the “Acceptance Agreement”).

Pursuant to the terms and conditions of the Acceptance Agreement, AP Finance and CG&E have: (i) consented to Commerce having paid the Company a $3.1 million dividend immediately prior to the delivery of the Acceptance Agreement; (ii) consented to Commerce’s assumption of certain liabilities and obligations of the Company identified in an assumption letter dated December 11, 2008 between the Company and Commerce (the “Assumption Letter”), including, but not limited to, all liabilities and obligations of the Company under the employment agreements between the Company and its executive officers (including any severance obligations thereunder); (iii) agreed to indemnify the Company and its officers, directors, employees, agents and representatives from liabilities arising from any breach by Commerce of its obligations under the Assumption Letter; (iv) released the Company from any and all liabilities and obligations with respect to the Secured Debt; and (v) cancelled all warrants to acquire shares of common stock of the Company held by AP Finance.

As a result of the consummation of the Consensual Foreclosure, the Company ceased all operations and Commerce now operates as a subsidiary of CG&E.  The Company intends to call and hold a special meeting of its shareholders, at which the Company’s shareholders will be asked to consider and approve the dissolution of the Company.

There are no material relationships, other than with respect to the Purchase Agreement, the Notes, the Demand Note, the Credit Facility and the Amendments to the Employment Agreements between the Company and Messrs. Craig, Fallquist, Mitchell, Bomgardner and Yi which have been assumed by Commerce and are discussed in Item 5.02(e) herein, between the Company and its directors, officers (or any associate of any such director or officer) or affiliates, on the one side, and AP Finance or CG&E and their respective directors, officers (or any associate of any such directors or officers) or affiliates, on the other side.  The information set forth under Item 5.02(e) of this Current Report on Form 8-K is hereby incorporated into this Item 1.01.

The foregoing description of the Acceptance Agreement and the Assumption Letter are qualified in their entirety by the full texts of the Acceptance Agreement and the Assumption Letter, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

The Information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Under the terms of the Acceptance Agreement, all of the Company’s obligations under the Purchase Agreement, the Notes, the Demand Note, the Security Agreement, the Credit Facility, and the warrants previously issued to AP Finance terminated on December 11, 2008.

Additionally, on December 11, 2008, Jesup & Lamont Incorporated (“Jesup”), Bill Corbett (“Corbett”) and the Lee E. Mikles Revocable Trust (“Mikles”) agreed to the cancellation of warrants exercisable for an aggregate of 875,000 shares of the Company’s common stock issued by the Company to Jesup, Corbett and Mikles for services rendered in connection with the sale of the Notes.

Effective December 11, 2008, the Board of Directors of the Company authorized the redemption of all of the outstanding Rights under the Company’s Shareholders Rights Agreement dated July 1, 2004 (the “Rights Plan”) at a redemption price of $0.001 per right. The result of this redemption is to effectively terminate the Rights Plan.  In connection with the contemplated dissolution of the Company, the Company’s board of directors also terminated the Amended and Restated 2005 Employee Stock Purchase Plan, effective upon the consummation of the Consensual Foreclosure, and the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended, and the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan, effective upon the dissolution of the Company.

There are no material relationships, other than with respect to the cancelled warrants, between the Company and its directors, officers (or any associate of any such director or officer) or affiliates, on the one side, and Jesup, Corbett and Mikles and their respective affiliates, on the other side.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The Information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

On December 11, 2008, in connection with the completion of the Consensual Foreclosure described in Item 1.01 of this Current Report on Form 8-K and pursuant to the terms and conditions of the Acceptance Agreement, the Company accepted the foreclosure of all its interest in the common stock in Commerce, and certain other securities, and agreed to the agreements of AP Finance and CG&E contained in the Acceptance Agreement, including the satisfaction of the Company’s liabilities and obligations with respect to the Secured Debt under Section 9-620 of the UCC as in effect in the State of New York.

As a result of the consummation of the Consensual Foreclosure, the Company has ceased all operations and the Company intends to call and hold a special meeting of its shareholders at which the Company’s shareholders will be asked to consider and approve the dissolution of the Company.

There are no material relationships, other than with respect to the Acceptance Agreement, the Secured Debt and the cancelled warrants, between the Company and its directors, officers (or any associate of any such director or officer) or affiliates, on the one side, and AP Finance or CG&E and their respective directors, officers (or any associate of any such directors or officers) or affiliates, on the other side.

The foregoing description of the Acceptance Agreement is qualified in its entirety by the full text of the Acceptance Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

(a)                  The Information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.04.

On December 11, 2008, AP Finance and CG&E made a demand under the Demand Note and notified us that a default exists under the Purchase Agreement and the Security Agreement, for which as a result an event of default exists under the Purchase Agreement, the Notes, the Demand Note and the Credit Facility, making all of the Company’s and Commerce’s obligations under the Purchase Agreement, the Notes, the Demand Note, the Security Agreement and the Credit Facility (the “Secured Debt”) immediately due and payable in the aggregate amount of $28,743,144.

On December 11, 2008, AP Finance and CG&E proposed, under Section 9-620 of the UCC as in effect in the State of New York, to accept all shares of stock in Commerce and certain other securities held by the Company in satisfaction of the Company’s liabilities and obligations with respect to the Secured Debt pursuant to the terms and conditions of the Acceptance Agreement (the “Consensual Foreclosure”).

The Company had the right not to consent to, and thereby delay, the Consensual Foreclosure.  The Company recognized, however, that this delay would likely not prevent a foreclosure.  To induce the Company to accept the Consensual Foreclosure, AP Finance and CG&E agreed to allow Commerce to pay a dividend to the Company in the aggregate amount of $3.1 million.  The Company’s board of directors determined that, as a result of the proposed Consensual Foreclosure and the dividend to be paid to the Company by Commerce, the Company would be able to make a distribution to its shareholders in the amount of $2,614,780, after providing for all known or reasonably foreseeable obligations of the Company.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d)                  In connection with the Consensual Foreclosure, the Company’s board of directors determined to initiate the withdrawal of the Company’s shares from the NYSE Alternext US, previously known as the American Stock Exchange (the “Exchange”).  The Company is in the process of submitting a letter to the Exchange requesting the withdrawal of its shares of common stock from the Exchange. The Company also intends to file a Form 25 with the Securities and Exchange Commission regarding its withdrawal from the Exchange.  The Company has ceased all operations and intends to call and hold a special meeting to seek stockholder approval to dissolve the Company.  The Company also will not be in compliance with Section 1003 (a)(i) and Section 1003 (c)(i) of the Exchange’s continued listing standards.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                  On December 11, 2008, Gregory L. Craig resigned as Chief Executive Officer and as a director of the Company and a director of Commerce.  Mr. Craig’s resignation as a director of the Company and as a director of Commerce was effective upon the consummation of the Consensual Foreclosure.  Mr. Craig’s resignation as Chief Executive Officer of the Company shall become effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2008 with the SEC.

Also on December 11, 2008: Michael J. Fallquist resigned as Chief Operating Officer of the Company and as a director of Commerce; John H. Bomgardner, II resigned as Senior Vice President and General Counsel of the Company; and David Yi resigned as Chief Risk Officer of the Company.  The resignations of Messrs. Fallquist, Bomgardner and Yi were effective upon the consummation of the Consensual Foreclosure.  Following the effectiveness of Mr. Craig’s resignation, Mr. Mitchell, as Chief Financial Officer and Secretary of the Company, will be the sole remaining officer of the Company.  So long as Mr. Mitchell is employed by Commerce, Mr. Mitchell shall not receive separate compensation for his services as Chief Financial Officer and Secretary of the Company. If Mr. Mitchell is no longer employed by Commerce, however, Mr. Mitchell shall receive from the Company cash compensation equal to $275 per hour for hours actually worked in connection with his role as the Company’s Chief Financial Officer and Secretary.

In addition, on December 11, 2008, Charles E. Bayless, Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins resigned as directors of the Company, effective upon the consummation of the Consensual Foreclosure.  Mr. Juergensen also resigned as a director of Commerce effective upon the consummation of the Consensual Foreclosure.  Rohn E. Crabtree, an independent Class I director of the Company remains the sole director of the Company, the sole member of the Audit Committee and was named Chairman of the Board.  It is the intention of Mr. Crabtree to serve through the winding up stage of the Company.  The Company’s board of directors determined that Mr. Crabtree shall receive a cash retainer of $8,000 per quarter for his continued service as a director, a member of the Audit Committee and Chairman of the Board, which cash retainer shall be in lieu of any and all other compensation (cash or otherwise) to which Mr. Crabtree would have been entitled under the Company’s compensation policies applicable to non-employee directors.

(e)                  On December 11, 2008, the Company entered into amendments (collectively, the “Employment Agreement Amendments”) to the following employment agreements between the Company and its executive officers after being approved by the Compensation Committee of the Company’s Board of Directors (collectively, the “Employment Agreements”): the employment agreement dated as of February 20, 2008 between the Company and Gregory L. Craig; the employment agreement dated as of March 10, 2008 between the Company and Michael J. Fallquist; the employment letter agreement dated as of July 10, 2008 between the Company and C. Douglas

Mitchell; and the employment letter agreement dated as of July 18, 2008 between the Company and John H. Bomgardner, II.

Among other things, the Employment Agreement Amendments, which became effective immediately prior to the consummation of the Consensual Foreclosure described in Item 1.01 of this Current Report on Form 8-K: (i) assign the Employment Agreements and all liabilities and obligations of the Company thereunder, including but not limited to liabilities relating to severance, to Commerce; (ii) fix the term of employment with Commerce for the respective executives at one month following the consummation of the Consensual Foreclosure; (iii) provide for severance in an amount equal to eight months of salary continuation and eight months reimbursement of insurance premiums relating to continued health coverage; and (iv) except in the case of Mr. Mitchell, whose 66,667 remaining shares of unvested restricted stock vested in full upon the consummation of the Consensual Foreclosure, terminate any further vesting of stock options or shares of restricted stock previously granted to the respective executives.  The Employment Agreement Amendments deleted the existing termination provisions in the Employment Agreements including the Change in Control provisions and replaced them with the provisions noted above.

Copies of the Employment Agreement Amendments for Messrs. Craig, Fallquist, Bomgardner and Mitchell are attached hereto as Exhibits 99.3, 99.4, 99.5 and 99.6, respectively.

Additionally, effective December 11, 2008, the Compensation Committee of the Company’s Board of Directors approved a retention agreement between the Company and David Yi, an officer, but not a named executive officer, of the Company (the “Retention Agreement”) dated as of December 8, 2008.  The Retention Agreement, which became effective immediately prior to the consummation of the Consensual Foreclosure, provides that Mr. Yi shall be entitled to a bonus of $50,000 if he remains employed by Commerce and satisfies certain conditions during the 120 days immediately following the Consensual Foreclosure.

The Employment Agreements, as amended by the Employment Agreement Amendments, and the Retention Agreement were assigned to, and assumed by, Commerce in connection with the Consensual Foreclosure.

Item 7.01     Regulation FD Disclosure

On December 11, 2008, the Company issued a press release announcing that the Consensual Foreclosure was completed, describing the other transactions related thereto, disclosing the declaration of a cash dividend and the redemption of the rights issued pursuant to the Rights Agreement and also disclosing other actions disclosed in this Current Report on Form 8-K.  A copy of the press release dated December 11, 2008 is being furnished as Exhibit 99.7 to this Current Report on Form 8-K.

Item 8.01.    Other Events

On December 11, 2008, the Company’s board of directors declared a dividend of $0.084 per share on shares of the Company’s common stock payable to holders of record as of the close of business on December 11, 2008.  Additionally, on December 11, 2008, the Company took action to redeem all outstanding rights under the Rights Agreement dated as of July 1, 2004 between the Company and Computershare Trust Company, as rights agent.  The Company has delivered the aggregate amount of the distribution to its payment agent with irrevocable instructions to make distributions to the Company’s shareholders as soon as practical.  The distribution is expected to be made to shareholders during the week of December 15, 2008.

Item 9.01.    Financial Statements and Exhibits

(b)           Pro Forma Financial Information

The pro forma financial information related to the disposition described in Item 2.01 above is included for the fiscal year ended July 31, 2008, and furnished with this Current Report on Form 8-K on pages F-1 through F-3 herein.  The information being furnished pursuant to this Item 9.01(b) and set forth on pages F-1 through F-3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

(d)    Exhibits

Exhibit No.	Description

99.1	Acceptance Agreement dated as of December 11, 2008 among Commerce Energy Group, Inc., AP Finance, LLC and Commerce Gas and Electric Corp.

99.2	Assumption Letter dated as of December 11, 2008 between Commerce Energy Group, Inc. and Commerce Energy, Inc.

99.3	Amendment to Employment Agreement dated December 11, 2008 between Commerce Energy Group, Inc. and Gregory L. Craig.

99.4	Amendment to Employment Agreement dated December 11, 2008 between Commerce Energy Group, Inc. and Michael J. Fallquist.

99.5	Amendment to Employment Letter Agreement dated December 11, 2008 between Commerce Energy, Inc. and C. Douglas Mitchell.

99.6	Amendment to Employment Letter Agreement dated December 11, 2008 between Commerce Energy, Inc. and John H. Bomgardner.

99.7	Press Release of Commerce Energy Group, Inc. dated December 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation

Date: December 11, 2008	By:	/s/ C. DOUGLAS MITCHELL
C. Douglas Mitchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Acceptance Agreement dated as of December 11, 2008 among Commerce Energy Group, Inc., AP Finance, LLC and Commerce Gas and Electric Corp.

99.2	Assumption Letter dated as of December 11, 2008 between Commerce Energy Group, Inc. and Commerce Energy, Inc.

99.3	Amendment to Employment Agreement dated December 11, 2008 between Commerce Energy Group, Inc. and Gregory L. Craig.

99.4	Amendment to Employment Agreement dated December 11, 2008 between Commerce Energy Group, Inc. and Michael J. Fallquist.

99.5	Amendment to Employment Letter Agreement dated December 11, 2008 between Commerce Energy, Inc. and C. Douglas Mitchell.

99.6	Amendment to Employment Letter Agreement dated December 11, 2008 between Commerce Energy, Inc. and John H. Bomgardner.

99.7	Press Release of Commerce Energy Group, Inc. dated December 11, 2008